UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2020

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around February 7, 2020.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•	failing to maintain and protect our brand, independence, and reputation;
•	failing to differentiate our products and continuously create innovative, proprietary research tools;
•	liability related to the storage of personal information related to individuals as well as portfolio and account-level information;
•	inadequacy of our business continuity program in the event of a material emergency or adverse political or regulatory developments;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	trends in the asset management industry, including the decreasing popularity of actively managed investment vehicles and increased industry consolidation;
•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;
•	compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;
•	volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	the failure of acquisitions and other investments to produce the results we anticipate;
•	the failure to recruit, develop, and retain qualified employees;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: January 10, 2020

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through December 31, 2019. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Data Privacy

1.	How is cybersecurity and data privacy overseen at the board and management levels? What is the chain of command? Are Morningstar’s data management processes aligned with third-party standards (i.e. ISO, SOC)?

Our audit committee receives quarterly reports from senior executives tasked with managing these areas. These reports cover, among other things, technology operations such as product uptime and disaster recovery, product security, internet-facing security, any known security incidents and their remediation, and company-wide training activities. With the increase in data privacy regulation around the globe, we plan to include additional topics relating to our activities around data privacy, including compliance with regulations.

At a management level, these areas are managed by our Chief Technology Officer and Chief Information Security Officer, who have staff primarily dealing with cybersecurity issues. We also have an internal legal counsel devoting full time to privacy issues and is building a compliance staff around privacy-related activities.

Morningstar’s Privacy and Security Advisory Council meets on a quarterly basis to discuss environmental, regulatory, and technological changes and associated risk to security and confidentiality of the organization’s information. This meeting is chaired by the Chief Information Security Officer and consists of executive management from the Information Technology, Legal, Audit, and Compliance departments. Council meetings provide a forum for the cross-functional, global identification and resolution of security issues, endorsement of security strategies, and review of significant exceptions to information privacy and security policy. The Privacy and Security Advisory Council also works to identify key corporate security initiatives and standards (for example, virus protection, data classification, security monitoring, intrusion detection, access control to applications and facilities, and remote access policies).

At an enterprise level, our information security policies align with ISO 27001:2013. Certain products have been subject to client-driven SOC1 and SOC2 audits.

Growth in Passive Investment Management

2.	Of the 25% of licensing revenue that comes from asset managers, how much is active vs. passive management? Is there a historical trend in this mix?

Asset managers are important users of Morningstar’s solutions. Our software and data tools are in common use across firms of all sizes and investment strategies—both active and passive. As assets have moved toward passive strategies, so have Morningstar’s business relationships with asset managers that offer passive investments. We have significant relationships with all the top ten providers of passive investment products in the U.S., many of whom also have strong global market positions. Notably, many of these firms also offer active strategies, reflecting the reality that lines today are blurring between active and passive providers. We believe that we are ably positioned to serve the evolving nature and needs of asset managers, including through recently accelerated investments in ESG and our own indexes capabilities.

Both active and passive managers use our software and data for competitive analysis, and to illustrate why their strategies could help investors meet their goals. That said, over the years, we have seen use cases change alongside the popularity of passive management. For example, the data asset managers use to perform peer analysis is different now than historically, with an increasing emphasis of cost as an example, and the rigors of that analysis continues to increase alongside the competitiveness of the industry. These types of changes make our categories and ratings, and other datasets, even more essential for asset managers to make decisions and to highlight their value proposition. With the prevalence of passive products, asset managers are also increasingly focused on portfolio construction activities: both in terms of offering model portfolios that include passive products, as well as providing analytics on how their offerings add value to a portfolio. Our software and reporting solutions are used to support these activities and allow asset management firms to have relevant conversations with their audiences across the globe.

Ratings

3.	Some of your products enjoy high market share and are very widely used by large and small clients, including mutual fund and globe ratings. How do you ensure these ratings are not misappropriated or misused by the rated entity or investors? What protects Morningstar from any related liabilities?

We’re very transparent in terms of the methodologies we have in place for products like fund ratings--including the Morningstar RatingTM (stars), Morningstar Analyst RatingTM for funds (medals), Morningstar Sustainability RatingTM for funds (globes), and we’ve written extensively about how investors should use the various ratings. In addition, since these are licensed products, the agreements we have with our clients also contain specific instructions for how product and data sets should be used, attributed, and displayed, and provide us with contractual protections against misuse.

We can only review materials using these licensed products that are sent to us, and we do not (and cannot) systematically review every use of the star rating or other data across every channel. When we come across incorrect uses of the star rating or other data, whether it was because a firm submitted the use to us or not, we notify the firm of the problem and require that they correct it for future uses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 10, 2020	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer